UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  March 3, 2017

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                  Results of Operations and Financial Condition.

On March 8, 2017, Smart & Final Stores, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and full year ended January 1, 2017.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2017, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the payment of discretionary bonuses to the named executive officers of the Company listed below in the amounts set forth below:

Named Executive Officer	Discretionary Bonus
David G. Hirz, President and Chief Executive Officer	$261,250.00
Richard N. Phegley, SVP and Chief Financial Officer	$ 86,646.01
Scott R. Drew, EVP, Smart & Final Operations	$ 70,731.35
Eleanor E. Hong, SVP and Chief Marketing and Strategy Officer	$ 63,654.01

The Committee determined to pay discretionary bonuses to the named executive officers in recognition of the Company’s performance in the face of a challenging business environment.

Item 9.01.                              Financial Statements and Exhibits.

(d)                                                                              Exhibits:

Exhibit Number	Description

99.1	Press Release, dated March 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC.

Date: March 8, 2017

	By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated March 8, 2017